UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 8, 2016

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200
Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On July 8, 2016, Gary Kramer accepted the Company’s offer of employment as its Chief Financial Officer effective August 10, 2016. Mr. Kramer will become an employee of the Company on August 1, 2016, and begin working with Thomas J. Carley, the Company’s interim Chief Financial Officer, in transitioning to the CFO position. Following the transition, Mr. Kramer will also serve as the Company’s Principal Accounting Officer.

Prior to joining the Company, Mr. Kramer, age 36, served as Senior Vice President for Global Services at Chubb Limited (formerly ACE Limited) beginning in 2013. In this role, Mr. Kramer led the Global Services team to support the growth of multinational businesses and meet the complex underwriting and servicing needs of large multinational customers. He also oversaw the delivery of sophisticated risk management products, programs, and services through all lines of business underwritten for global programs of U.S.-based companies. Between 2004 and 2013, Mr. Kramer held a variety of positions within the ACE Group companies, including Divisional Financial Officer of ACE Financial Solutions, Inc., and Senior Financial Analyst with ACE North America. Other positions held by Mr. Kramer during his career include Senior Accountant at Admiral Insurance Company from 2002 until 2004, and Treasury Analyst at Kimble Glass from 2000 until 2002. Mr. Kramer received an MBA with a specialization in accounting from Drexel University and a B.S. degree in Business Administration with a specialization in finance from Rowan University.

The Compensation Committee of the Company’s Board of Directors approved the elements of compensation offered to Mr. Kramer. His annual base salary level was set at $400,000. He will be entitled to receive a performance bonus for his services during 2016 in a target amount equal to 75% of his base salary paid in 2016. Mr. Kramer will also be granted 30,000 restricted stock units (“RSUs”) when he assumes the CFO position, and will be eligible for additional equity grants as awarded by the Compensation Committee on a comparable basis to other executive officers. Each RSU represents a contingent right to receive one share of the Company’s common stock. RSU awards vest in four equal annual installments, commencing one year after the date of grant, and are subject to continued service as an employee of the Company. The Company will also enter into a Death Benefit Agreement providing for a payment of $800,000 following Mr. Kramer’s death while an employee of the Company and a Change in Control Employment Agreement providing for the payment of severance upon termination of employment in connection with a change in control of the Company. The description of additional terms of the agreements included in Item 11 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”), filed with the Securities and Exchange Commission, is incorporated herein by reference. Mr. Kramer will also be entitled to reimbursement of reasonable moving and temporary housing expenses and to standard benefits provided to other executive officers of the Company described in Item 11 of the 2015 Form 10-K.

There are no transactions in which Mr. Kramer has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between him and any of the Company’s executive officer or director. Other than the compensation arrangements described above, there is no arrangement or understanding between Mr. Kramer and any other persons or entities pursuant to which Mr. Kramer was appointed as an executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.

Dated: July 13, 2016	By:	/s/ Thomas J. Carley
Thomas J. Carley
Interim Chief Financial Officer, Treasurer and Secretary